Exhibit 5.1

Sean M. Clayton

T: +1 858 550 6034

sclayton@cooley.com

November 16, 2016

Flexion Therapeutics, Inc.

10 Mall Road, Suite 301

Burlington, MA 01803

Ladies and Gentlemen:

We represent Flexion Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the offering of up to 3,600,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), including up to 540,000 Shares that may be sold pursuant to the exercise of an option to purchase additional shares, to be sold by the Company pursuant to a Registration Statement on Form S-3, as amended (Registration Statement No.333-203706) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the base prospectus (the “Base Prospectus”), and the prospectus supplement relating to the Shares dated November 16, 2016, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). (The Base Prospectus and Prospectus Supplements are collectively referred to as the “Prospectus”). All of the Shares are to be sold as described in the Registration Statement and Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, its Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; and the accuracy, completeness and authenticity of certificates of public officials.

Our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

4401 EASTGATE MALL, SAN DIEGO, CA 92121  T: (858) 550-6000  F: (858) 550-6420  WWW.COOLEY.COM

Flexion Therapeutics, Inc.

November 16, 2016

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a current report of the Company on Form 8-K to be filed with the Commission and incorporated by reference into the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Sean M. Clayton
Sean M. Clayton

4401 EASTGATE MALL, SAN DIEGO, CA 92121  T: (858) 550-6000  F: (858) 550-6420  WWW.COOLEY.COM